UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Baytex Energy Corp.
(Exact name of registrant as specified in its charter)
Alberta, Canada	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
Centennial Place, East Tower 2800, 520 – 3rd Avenue SW Calgary, Alberta, Canada	T2P 0R3
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, no par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.
If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	(if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
The securities to be registered consist of common shares, no par value (“Common Shares”) of Baytex Energy Corp., an Alberta corporation (the “Registrant”). The description of the Registrant’s Common Shares under the headings “Dividends”, “Description of Capital Structure – Share Capital” and “Description of Capital Structure – Share Capital – Common Shares” in the Registrant’s Annual Information Form for the fiscal year ended December 31, 2021, attached as Exhibit 99.1 to the Registrant’s Annual Report on Form 40-F for the year ended December 31, 2021, filed with the Commission on March 1, 2022, is incorporated herein by reference.
Item 2. Exhibits.
Not applicable.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BAYTEX ENERGY CORP.

Date: February 17, 2023	By:	/s/ James R. Maclean
	Name:	James R. Maclean
	Title:	Vice President, General Counsel and Corporate Secretary